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                                                                  EXHIBIT 10.1.3

                               THIRD AMENDMENT TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of August 10, 2000 (the "Third Amendment"), is entered into between and among HERITAGE OPERATING, L.P., a Delaware limited partnership (the "Borrower") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), FIRSTAR BANK N.A. (formerly known as Mercantile Bank National Association) ("Firstar"), LOCAL OKLAHOMA BANK, N.A. ("Local") and HARRIS TRUST AND SAVINGS BANK ("Harris") (BOk, Firstar, Local and Harris, together with each other Person that becomes a Bank pursuant to Article XI of the Credit Agreement (hereinafter defined) collectively referred to herein as the "Banks"), BOk, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and Firstar, as co-agent for the Banks (in such capacity, the "Co-Agent").

         WHEREAS, the Borrower, the Banks (other than Harris), the Administrative Agent and the Co-Agent entered into that certain First Amended and Restated Credit Agreement dated as of May 31, 1999 (the "Restated Credit Agreement"), as subsequently amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of October 15, 1999 (the "First Amendment"), and by that certain Second Amendment to First Amended and Restated Credit Agreement dated as of May 31, 2000 (the "Second Amendment") (the Restated Credit Agreement, together with the First Amendment and the Second Amendment and all such other and further amendments now or hereafter entered into, including without limitation this Third Amendment, are collectively referred to as the "Credit Agreement"); and

         WHEREAS, the Restated Credit Agreement, as amended and modified by the First Amendment and Second Amendment, is sometimes referred to as the "Existing Credit Agreement"; and

         WHEREAS, the Borrower intends to issue up to $250,000,000 Senior Secured Notes due August 10, 2020 under the August 10, 2000 Note Purchase Agreement ("2000 Note Purchase Agreement"), and has designated the 2000 Note Purchase Agreement as an Additional Parity Debt Agreement (as such term is defined in the Intercreditor and Agency Agreement dated as of June 28, 1996, as supplemented and amended); and

         WHEREAS, the Borrower has requested the Banks (including Harris), the Administrative Agent and the Co-Agent to consent, subject to the satisfaction of certain conditions to effectiveness, to an amendment to the Credit Agreement to, among other purposes, (i) increase the maximum outstanding amount of the Working Capital Loan pursuant to the Working Capital Facility from $35,000,000.00 to $50,000,000.00 by virtue of Harris becoming one of the Banks with a Maximum Commitment Amount of $15,000,000.00 ($7,5000,000.00 maximum Acquisition Facility and $7,500,000.00 maximum Working Capital Facility); (ii) reallocate the remaining Banks' respective maximum Acquisition Facility and Working Capital Facility Amounts as specified in paragraph 1CC (Section 10.1 of the Credit Agreement) hereof below; and (iii) amend and modify other provisions of the Credit Agreement in conformity with the provisions of the 2000 Note Purchase Agreement.

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         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendments. The Credit Agreement shall be amended as set forth below:

                  A. Section 1.1. of the Credit Agreement is amended by deleting the definitions of "Bi-State", "Business", "Current Management" "Existing Credit Agreement", "General Partner", "HHI Acquisition Notes", "Note Purchase Agreement", "Private Placement Notes" and "PUHCA" and inserting in lieu thereof the following definitions in the appropriate alphabetical position:

                  "Bi-State" means Bi-State Propane, a California limited partnership.

                  "Business" means the business of wholesale and retail sales, storage, transportation and distribution of propane gas; providing repair, installation and maintenance services for propane heating systems; the sale and distribution of propane-related supplies and equipment (including appliances); the generation, transportation, sale, distribution and marketing relating thereto of propane-powered fuel cells, or the power generated therefrom and equipment related thereto; and the marketing of natural gas to any then current propane user in such areas where the Borrower operates from time to time, provided, that, with respect to such marketing, the Borrower shall act only as a marketing agent for a natural gas utility and shall receive a fee or other compensation for such services provided.

                  "Current Management" means not less than any two of the following: James E. Bertelsmeyer, R. C. Mills, H. Michael Krimbill, Brad Atkinson or Larry Dagley, together with the heirs of, and trusts for the benefit of family members controlled by, any such executive manager.

                  "Existing Credit Agreement" means the Credit Agreement dated as of June 25, 1996, as amended by the First Amendment to Credit Agreement dated as of July 25, 1996, the Second Amendment to Credit Agreement dated as of February 28, 1997, the Third Amendment to Credit Agreement dated as of September 30, 1997, the Fourth Amendment to Credit Agreement dated as of November 18, 1997, and the Fifth Amendment to Credit Agreement dated as of November 13, 1998, between and among Borrower, BOk, Mercantile and BankBoston, N.A., and BankBoston, N.A. as Administrative Agent, and Bok, Documentation Agent, as replaced and restated by the First Amended and Restated Credit Agreement dated as of May 31, 1999, between and among Borrower, BOk, Mercantile and Local, and BOk, as Administrative Agent, and Mercantile, as Co-Agent, as amended by the First Amendment to First Amended and Restated Credit Agreement dated as of October 31, 1999, between and among Borrower, BOk, Mercantile and Local, and BOk, as Administrative Agent, and Mercantile, as Co-Agent, and as amended by the Second Amendment to First Amended and Restated Credit Agreement dated as of May 31, 2000, between and among Borrower, BOk, Firstar and Local, and BOk, as Administrative Agent, and Firstar, as Co-Agent.


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                  "General Partner" means Heritage (or, if applicable, U.S.
         Propane) in its capacity as General Partner of the Borrower.

                  "HHI Acquisition Notes" shall mean those certain promissory notes from Heritage payable to the order of the Banks as more particularly described and defined in the HHI Restated Letter Agreement among Heritage, the Banks and the Agents dated as of May 31, 1999, the Amendments to the HHI Restated Letter Agreement dated as of October 15, 1999, as of May 31, 2000, and as of August 10, 2000, and as further amended from time to time, and any credit agreement among Heritage, the Banks and the Agents as contemplated by paragraph (ii) of each HHI Restated Letter Agreement (collectively the "HHI Agreement").

                  "Note Purchase Agreement" means that certain (i) Note Purchase Agreement between Heritage, Borrower and the Note Purchasers named in the Purchaser Schedule annexed as Schedule I thereto dated as of June 25, 1996, as amended, (ii) Note Purchase Agreement between Borrower and the Note Purchasers named in the Initial Purchaser Schedule annexed thereto and each Subsequent Note Purchase Agreement entered into in connection therewith, dated as of November 19, 1997, as amended, and
         (iii) Note Purchase Agreement dated as of August 10 ,2000, between Borrower and the Note Purchasers named in the Initial Purchaser Schedule annexed thereto and each Supplemental Note Purchase Agreement entered into in connection therewith, as amended.

                  "Private Placement Notes" means (i) the $120,000,000 senior secured notes issued pursuant to the Note Purchase Agreement dated as of June 25, 1996, as amended, (ii) the $47,000,000 senior secured notes issued pursuant to the Note Purchase Agreement dated as of November 19, 1997, as amended, and (iii) up to $250,000,000 senior secured notes issued pursuant to the Note Purchase Agreement dated as of August 10, 2000, as amended, and any Supplemental Note Purchase Agreement.

                  "PUHCA" is defined in Section 8.19.

                  B. The definitions of "Harris" and "U.S. Propane" are added to
Section 1.1 of the Credit Agreement in their appropriate alphabetical position:

                  "Harris" has the meaning ascribed thereto in the initial paragraph of the Third Amendment.

                  "U.S. Propane" shall mean U.S. Propane, L.P., a Delaware limited partnership.

                  C. The form of Exhibits 2.1.3 (Acquisition Loan Borrowing Request) and 2.1.4 (Acquisition Notes) annexed to the Existing Credit Agreement are replaced with the form of Exhibits 2.1.3 and 2.1.4 annexed to this Third Amendment.


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                  D. Section 2.2.2 of the Existing Credit Agreement is amended by deleting "$35,000,000" and inserting in lieu thereof "$50,000,000". The form of Exhibits 2.2.3 (Working Capital Borrowing Request) and 2.2.4 (Working Capital Notes) annexed to the Existing Credit Agreement are replaced with the form of Exhibits 2.2.3 and 2.2.4 annexed to this Third Amendment.

                  E. Section 3.1 of the Existing Credit Agreement is amended by deleting "October 31, 1999" and inserting in lieu thereof "July 31, 2000".

                  F. Section 4.2.3(i) of the Existing Credit Agreement is amended by deleting the reference to "7B.7(iii)(c)(ii)(x)" and inserting in lieu thereof the reference to "7B.7(iii)(b)(ii)(x)".

                  G. Section 6.1(vii) of the Existing Credit Agreement is deleted in its entirety and replaced by the following:

                  (vii) Opinions of Borrower's Counsel. The Agents shall have received from Borrower's counsel, Doerner, Saunders, Daniel & Anderson, L.L.P., a favorable written closing opinion addressed to the Agents and the Banks with respect to the Credit Agreement, as amended by the Third Amendment, satisfactory in form and substance to the Administrative Agent's counsel including, without limitation, an opinion that all notices to or consents of the Collateral Agent or the Note Purchasers and all amendments to the Note Purchase Agreements and the Intercreditor Agreement as required by the amendments, modifications and transactions contemplated by the Third Amendment have been duly obtained and are in full force and effect.

                  H. Section 7A.1(ii) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (ii) as soon as practicable and in any event within 95 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of partners' capital (or stockholders' equity, as applicable) of the Borrower and its Subsidiaries for such year, and consolidated balance sheets of the Borrower and its Subsidiaries, as at the end of such year, setting forth in each case, in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reported on by Arthur Andersen LLP, or other independent public accountants of recognized national standing selected by the Borrower whose report shall be without limitation as to the scope of the audit (provided that such report shall not include with the scope of the audit the consolidating statements, if any, required by the final proviso of this clause (ii)); provided, however, that at any time when the Master Partnership shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Master Partnership for such fiscal year prepared in compliance with the requirements therefor and filed with the


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         Commission shall be deemed to satisfy the requirements of this clause
         (ii) if (x) the Consolidated Net Income of the Borrower and its Subsidiaries accounts for at least 95% of the net income of the Master Partnership for such fiscal year, and (y) all such statements required to be delivered pursuant to this clause (ii) with respect to the Borrower and its Subsidiaries are either included in such Form 10-K delivered separately by the Borrower together with such Form 10-K; and, provided further, however, that at any time the Total Assets of the Borrower and its Subsidiaries account for less than 85% of the Total Assets of the Master Partnership for any fiscal year, then the statements and balance sheet required to be delivered with respect to the Borrower and its Subsidiaries in this clause (ii) for such fiscal year shall be both consolidated and consolidating, and such consolidating statements shall be certified by an authorized financial officer of the Borrower as presenting fairly, in all material respects, the information contained therein, in accordance with GAAP (except for the absence of footnotes);

                  I. Section 7A.1(xi) of the Existing Credit Agreement is amended by (x) deleting the phrase "; and" at the end of such subsection and (y) inserting the following phrase at the end of such subsection:

                  ; provided, however, that for so long as the Security Agreement remains in full force and effect, delivery by the Borrower to the Collateral Agent of the report specified in Section 5.1(g) of the Security Agreement shall be deemed to satisfy the requirements of this clause (xi); and

                  J. Section 7A of the Existing Credit Agreement is amended by inserting the following section immediately after Section 7A.16 thereof:

                  7A.17 General Partner. At such time as U.S. Propane shall be substituted for Heritage as the general partner of the Borrower, (i) no Default or Event of Default shall exist and be continuing before and after giving effect to such substitution, (ii) U.S. Propane shall assume in writing the obligations of Heritage under the Partnership Agreement, (iii) U.S. Propane shall not engage in any business or own any assets other than the ownership of general and/or limited partner interests in the General Partner and any activities incidental thereto, including, without limitation, cash management services for Heritage, the Borrower and its Subsidiaries and inter-company loans made to Heritage, the Borrower and its Subsidiaries in the ordinary course of business and (iv) immediately after giving effect to such substitution, no Material Adverse Effect shall exist.

                  K. Section 7B.1(ii) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (ii) Ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. The Borrower will not permit the ratio as of the end of any fiscal


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         quarter of Consolidated Funded Indebtedness to Consolidated EBITDA to
         exceed 5.00 to 1.00;

                  L. Section 7B.2(ii) of the Existing Credit Agreement is amended by deleting the reference to "$35,000,000" and inserting in lieu thereof the following amount of "$50,000,000".

                  M. Section 7B.2(iii) of the Existing Credit Agreement is amended by (x) deleting each reference to "$3,000,000" and inserting in lieu thereof the following amount of "$10,000,000" and (y) deleting the reference to "50,000,000" and inserting in lieu thereof the following amount of $60,000,000".

                  N. Section 7B.2(v) of the Existing Credit Agreement is amended by deleting the reference to "$1,000,000" and inserting in lieu thereof the following amount of "$3,000,000".

                  O. Section 7B.2(viii) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (viii) M-P Energy Partnership and M-P Oils, Ltd. may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $10,000,000, and the Borrower may become and remain liable with respect to Guarantees of such Indebtedness of M-P Energy Partnership or M-P Oils, Ltd. and of Indebtedness of Bi-State, Heritage Energy Resources L.L.C., or any other Subsidiaries of the Borrower, provided that the aggregate amount of all Guarantees permitted by this clause (viii) shall not exceed $10,000,000;

                  P. Section 7B.3(viii) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (viii) Liens created after June 25, 1996 to secure all or any part of the purchase price, or to secure Indebtedness (other than Parity Debt) incurred or assumed to pay all or any part of the purchase price or cost of construction, of property acquired or constructed by the Borrower or any of its Subsidiaries or to secure obligations incurred in consideration of non-compete agreements ("Non-Compete Obligations") entered into in connection with any such acquisition, including an acquisition complying with clause (b)(y) of Section 7B.9; provided that (a) any such Lien shall be confined solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvement thereon) which is an improvement to such acquired or constructed property (and, in the case of any Lien securing Non-Compete Obligations, shall also be limited to
         (x) such items of property as acquired which are not included in the definition of Collateral and (y) such additional items of the property so acquired, having a total fair market value (as determined in good faith by the board of Directors of the General Partner) for the sum of
         (x) and (y) that is not more than the amount of the Non-Compete Obligations so secured), (b) such item or items of property so


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         acquired and subject to such Lien are not required to become part of the Collateral under the terms of the Security Agreement, (c) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property, and (d) such Lien does not exceed an amount equal to 85% of the fair market value (100% in the case of Capitalized Lease Obligations and 35% in the case of Non-Compete Obligations) of such property (as determined in good faith by the Board of Directors of the General Partner) at the time of acquisition thereof and (e) after giving effect to such Lien no Noncompliance Event, Default or Event of Default shall exist.

                  Q. Section 7B.3(xiii) of the Existing Credit Agreement is amended by deleting the reference to "$2,000,000" and inserting in lieu thereof the following amount of "$6,000,000".

                  R. Section 7B.4(i) of the Existing Credit Agreement is amended by deleting the reference to "$5,000,000" and inserting in lieu thereof the following amount of "$15,000,000".

                  S. Section 7B.5(i) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (i) the Borrower or any of its Subsidiaries may make and own Investments (w) consisting of Units issued for purposes of making acquisitions, (x) arising out of loans and advances by the Borrower to any Wholly-Owned Subsidiary incurred in the ordinary course of the Borrower's business as conducted through its Subsidiaries or to employees incurred in the ordinary course of business and consisting of advances to pay reimbursable expenditures, (y) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and (z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

                  T. Section 7B.5(iii)(d)(B) of the Existing Credit Agreement is amended by inserting the work "unsecured" immediately preceding the phrase "debt obligations of which".

                  U. Clause (iii) of Section 7B.5(v) of the Existing Credit Agreement is amended by deleting the phrase "exceed $3,000,000" and inserting in lieu thereof the following phrase "of determination exceed 2% of Consolidated Net Tangible Assets, (provided that the aggregate amount of Investments permitted under this subclause (iii) shall not at any time exceed $12,500,00)".

                  V. Section 7B.7(i) of the Existing Credit Agreement is amended by inserting the phrase "and its Subsidiaries" immediately following the phrase "less than the Consolidated Net Worth of the Company".

                  W. Subsections (a), (b), (c) and (d) of Section 7B.7(iii) of the Existing Credit Agreement are deleted in their entireties and the following shall be substituted therefor:


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                  (a) immediately after giving effect to such proposed
         disposition no Default or Event of Default shall exist and be continuing, satisfaction of this requirement to be set forth in reasonable detail in an Officer's Certificate delivered to each holder of a Note at the time of such transaction in the case of any Asset Sale involving assets that generate Consolidated EBITDA and involve consideration of $2,500,000 or more;

                  (b) such sale or other disposition is for cash consideration or for consideration consisting of not less than 75% cash and not more than 25% interest-bearing promissory notes; provided that the limitation described in this clause (b) shall not apply to any sale or other disposition generating less than $2,500,000 of Net Proceeds;

                  (c) one of the following two conditions must be satisfied:

                           (i) (x) the aggregate Net Proceeds of all assets so
                  disposed of (whether or not leased back) over the immediately preceding 12-month period does not exceed $5,000,000 and (y) the aggregate Net Proceeds of all assets so disposed of (whether or not leased back) from the date of issue of the Initial Note under the Note Purchase Agreement dated as of August 10, 2000 through the date of such disposition does not exceed $20,000,000; or

                           (ii) in the event that such Net Proceeds (less the
                  amount thereof previously applied in accordance with clause
                  (x) of this clause (c)(ii)) exceeds the limitations determined pursuant to clauses (x) and (y) of clause (c)(i) of this
                  Section 7B.7 (such excess amount being herein called "Excess Sale Proceeds"), the Borrower shall within 12 calendar months of the date on which such Net Proceeds exceeded any such limitation, cause an amount equal to such Excess Sale Proceeds to be applied (x) to the acquisition of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States of America or Canada in the conduct of the Business, or (y) to the extent not applied pursuant to the immediately preceding clause (x), to offer to make prepayments on the Notes pursuant to Section 4.2.3 hereto and, allocated on the basis specified for such prepayments in the definition of Allocable Proceeds, to offer to repay other Parity Debt (other than Indebtedness under Section 7B.2(ii) or that by its terms does not permit such offer to be made); and

                  (d) such sale or other proposed disposition shall be for fair value and in the best interests of the Borrower, satisfaction of this requirement to be certified in an Officer's Certificate delivered to the Administrative Agent in the case of any Asset Sale involving assets that generate Consolidated EBITDA and involve consideration of $2,500,000 or more."


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                  X. Section 7B.9(i)((b)(y) of the Existing Credit Agreement is
amended by adding the phrase "or a Wholly-Owned Subsidiary of the General Partner" immediately following the phrase "Capital Stock of which was purchased by the General Partner".

                  Y. Section 8.2 of the Existing Credit Agreement is amended by inserting the phrase "(or, if applicable, U.S. Propane)" immediately following
(x) the phrase "of the Borrower is Heritage" and (y) the phrase "partners other than Heritage".

                  Z. Section 8.3 of the Existing Credit Agreement is amended by inserting the phrase ", limited liability company" immediately following the phrase "in good standing as a foreign corporation".

                  AA. Section 8.13 of the Existing Credit Agreement is amended by deleting the references to "$2,000,000" and inserting in lieu thereof the following amount of "$5,000,000".

                  BB. Subsections (ii), (iii), (iv) and (v) of Section 8.14 of the Existing Credit Agreement are hereby deleted in their entireties and the following shall be substituted therefor:

                  (ii) (a) There is no Hazardous Substance present at any of the real property currently owned or leased by the Borrower, any of its Subsidiaries or Heritage except to the extent that such presence could not reasonably be expected to have a Material Adverse Effect, and (b) to the knowledge of the Borrower, any of its Subsidiaries or Heritage, there was no Hazardous Substance present at any of the real property formerly owned or leased by the Borrower, any of its Subsidiaries or Heritage during the period of ownership or leasing by the Borrower, any of its Subsidiaries or Heritage except to the extent that such presence could not be reasonably expected to have a Material Adverse Effect; and with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of the Borrower, any of its Subsidiaries or Heritage, threatened release of a Hazardous Substance, or (y) any discharge or, to the knowledge of the Borrower, any of its Subsidiaries or Heritage threatened discharge of any Hazardous Substance into the ground, surface or navigable waters which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution, except to the extent that such release or discharge could not reasonably be expected to have a Material Adverse Effect.

                  (iii) None of the Borrower, any of its Subsidiaries or Heritage has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute other than any such liabilities that could not reasonably be expected to have a Material Adverse Effect.


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                  (iv) As of the date hereof: (a) no Lien has been asserted by any Governmental Authority or person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by the Borrower, any of its Subsidiaries or Heritage, and (b) to the knowledge of the Borrower, any of its Subsidiaries or Heritage, no such Lien was asserted with respect to any of the real property formerly owned or leased by Heritage during the period of ownership or leasing of the real property by such Person.

                  (v) (a) There are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by the Borrower, any of its Subsidiaries or Heritage in violation of any Environmental Law, and (b) to the knowledge of the Borrower, any of its Subsidiaries or Heritage, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by Heritage in violation of any Environmental Law during the period of ownership or leasing of such real property by such Person.

                  CC. Article VIII of the Existing Credit Agreement is amended by inserting the following Section 8.21:

                  8.21 Intercreditor Agreement and Security Agreement. The Intercreditor Agreement is, to the best knowledge of the Borrower, in full force and effect. The Security Agreement is in full force and effect. Prior to the date hereof neither the Security Agreement nor, to the best knowledge of the Borrower, except for the Amendment Agreement to the Intercreditor Agreement dated as of October 15, 1999, the Intercreditor Agreement has been amended or supplemented. The Borrower has delivered to the Collateral Agent such Certificate and Stock Powers and such Financing Statements under the Uniform Commercial Code of such jurisdictions as are necessary to perfect the Liens created by the Security Agreement. The Financing Statements have been filed in all of such necessary jurisdictions to perfect the assignment of the security interest purported to be created by the Security Agreement.

                  DD. Section 9.1(iii) of the Existing Credit Agreement deleted in its entirety and the following shall be substituted therefor:

                  (iii) the Borrower or any Subsidiary of the Borrower (whether as primary obligor or as guarantor or other surety) defaults in any payment of principal of or interest on any Parity Debt or any other Indebtedness other than the Notes (including without limitation any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), beyond any period of grace


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         provided with respect thereto, or Heritage defaults in payment of principal of or interest on any indebtedness thereof, including without limitation, in any payment of principal of or interest on the credit facility issued under the HHI Agreement, as amended from time to time, and as evidenced by the HHI Acquisition Notes, or the Borrower, Heritage or any Subsidiary of the Borrower fails to perform or observe any other agreement or term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due or to be repurchased prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a default (payment or other) shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Borrower, Heritage or any Subsidiary of the Borrower) shall occur and be continuing exceeds $5,000,000; provided, further, that no waiver, modification or amendment relating to any such a default (payment or other) or such a failure or other event with respect to any Parity Debt or agreement or instrument relating to any Parity Debt shall be effective for purposes of this clause (iii) if any consideration (other than the payment of reasonable attorney's fees) is given, directly or indirectly, by the Borrower, Heritage or any of the Borrower's Subsidiaries or Affiliates in respect thereof, unless substantially the same consideration is given to the holders of the Notes; or

                  EE. Section 9.1(xi) of the Existing Credit Agreement is amended by deleting the reference to "$2,000,000" and inserting in lieu thereof the following amount of "$5,000,000".

                  FF. Section 9.1(xv) of the Existing Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

                  (xv) any of the events described in clauses (a), (b), (c) or
         (d) shall occur: (a) the General Partner shall be engaged in any business or activities other than those permitted by the Partnership Agreement as in effect from time to time in accordance with Section 7B.8, or (b) the General Partner or U.S. Propane ceases to be the sole general partner of the Borrower or the Master Partnership, or (c) the Specified Entities shall own, directly or indirectly through Wholly-Owned Subsidiaries, in the aggregate less than 51% of the Capital Stock of the General Partner, or (d) either Designated Current Manager shall, at any time during the Lock-Up Period applicable to such Designated Current Manager, own, directly or indirectly, less than 50% of the Common Units of the Master Partnership owned, directly or indirectly, by such Designated Current Manager immediately after giving effect to the Proposed Reorganization; or

                  GG. Section 10.1 of the Existing Credit Agreement is deleted in its entirety and replaced by the following:

                  10.1 Interests in Loans/Commitments. The percentage interest of each Bank in the Loans and Letters of Credit, and the Commitments, shall be computed based on the maximum principal amount for each Bank as follows:

                                                          Maximum
                                  Maximum                 Working                  Maximum
                                Acquisition               Capital                Commitments                Percentage
        Bank                   Loan Facility              Facility                  Amount                   Interest
        ----                   --------------          --------------          ---------------              ----------
Bok                            $22,500,000.00          $22,500,000.00          $ 45,000,000.00               45.0000%

Firstar                        $12,500,000.00          $12,500,000.00          $ 25,000,000.00               25.0000%

Local                          $ 7,500,000.00          $ 7,500,000.00          $ 15,000,000.00               15.0000%

Harris                         $ 7,500,000.00          $ 7,500,000.00          $ 15,000,000.00               15.0000%
                               --------------          --------------          ---------------              --------

       Total                   $50,000,000.00          $50,000,000.00          $100,000,000.00              100.0000%

         2. Existing Credit Agreement/Counterparts. All of the remaining terms, provisions and conditions of the Credit Agreement, except as otherwise expressly amended and modified by this Third Amendment, shall continue in full force and effect in all respects. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single Third Amendment. Delivery of an executed counterpart of a signature page to this Third Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

         3. Intercreditor Agreement/Security Agreement. The Borrower confirms that it has reviewed and approved the terms of the Intercreditor Agreement, including without limitation, the setoff sharing provisions set forth in Section 13(c) thereof. The Borrower agrees that any setoffs shared under the terms of the Intercreditor Agreement with the Purchasers of the Private Placement Notes, to the extent of the portions so shared, will not be deemed pay down the Loan. The Borrower further confirms and represents to the Banks, the Administrative Agent and the Co-Agent that (i) the additional $15,000,000.00 available under the Commitments ($15,000,000.00 under the Working Capital Facility) is secured by the Security Agreement and (ii) any amendments to or modifications of the Security Agreement or the Intercreditor Agreement and any notice to or consent of the Collateral Agent required by virtue of the increased Commitments or other transactions contemplated by this Third Amendment have been duly and validly consummated, given or obtained, as the case may be, and that such amendments, modifications or consents remain in full force and effect.

         4. Assignments/Addition of Harris Bank. Each of BOk, Firstar and Local shall have surrendered its Notes issued pursuant to the Existing Credit Agreement to BOk, as Administrative Agent, in exchange for the Notes in the respective face principal amounts pursuant to Section 10.1 hereof. Harris shall have paid to the Administrative Agent in immediately available funds an amount equal to its respective Percentage Interest in the outstanding principal balance of the Acquisition Loan and the Working Capital Loan, respectively, as evidenced by the Acquisition Note ($7,500,000.00) and the Working Capital Note ($7,500,000.00) being issued by the Borrower to the order of Harris pursuant to Harris' Percentage Interests in the respective Loans.

         5. Further Assurances. The Borrower will, upon the request of the Administrative Agent from time to time, promptly execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Third Amendment and the Credit Agreement.

         6. General. The Credit Agreement and all of the other Loan Documents are each confirmed as being in full force and effect. This Third Amendment, the Credit Agreement and the other Loan Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Third Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Third Amendment and the Credit Agreement is a Loan Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns including as such successors and assigns all holders of any Note. This Third Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Oklahoma.

         7. Conditions to Effectiveness. The effectiveness of this Third Amendment is subject to the satisfaction of the following conditions:

         (a) the Required Banks under the Credit Agreement shall have consented to this Third Amendment as evidenced by their execution thereof;

         (b) the requisite percentages of holders of Private Placement Notes shall have agreed to all amendments necessary to effect the issuance of the Notes under the Note Purchase Agreement dated as of August 10, 2000 and a copy thereof shall have been provided to the Administrative Agent. In the event the Borrower agrees that the holders of any Private Placement Notes shall be granted any additional or more restrictive financial covenant or negative covenants or events of default than are imposed on the Borrower under the Credit Agreement, as amended hereby, the Borrower agrees that the Banks shall also be granted such more restrictive financial covenant or negative covenants or events of defaults;

         (c) the Administrative Agent shall have received evidence that (i) the Master Partnership shall have transferred to the Borrower the equity contribution, as contemplated by the Second Amendment, in the amount of at least $45,000,000 (the "Equity Contribution"), and (ii) the entire amount of such Equity Contribution shall have been applied to the payment of outstanding Indebtedness of the Borrower;

         (d) counsel to the Banks shall have been paid fees and expenses incurred in connection with this Third Amendment; and

         (e) materials reasonably satisfactory to the Administrative Agent shall have been delivered evidencing that the Proposed Reorganization, as defined in the Second Amendment, has become effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to First Amended and Restated Credit Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the 10th day of August, 2000, by the undersigned duly authorized officers thereof.


                                       "Borrower"


                                       HERITAGE OPERATING, L.P., a Delaware
                                          limited partnership


                                       By:   Heritage Holdings, Inc., a Delaware
                                             corporation, general partner


                                             By:
                                                 -------------------------------
                                                    H. Michael Krimbill
                                                    President

                                          "Banks"


                                          BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                          By:
                                              ----------------------------------
                                                       Denise L. Maltby
                                                       Senior Vice President

                                        FIRSTAR BANK N.A. (formerly known as
                                           Mercantile Bank National Association)


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                          LOCAL OKLAHOMA BANK, N.A.


                                          By:
                                              ----------------------------------
                                                       Elisabeth F. Blue
                                                       Senior Vice President

                                          HARRIS TRUST AND SAVINGS BANK


                                          By:
                                              ----------------------------------
                                                       Timothy E. Broccolo
                                                       Managing Director

                                          "Administrative Agent"


                                          BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                          By:
                                              ----------------------------------
                                                       Denise L. Maltby
                                                       Senior Vice President

                                        "Co-Agent"


                                        FIRSTAR BANK N.A. (formerly known as
                                           Mercantile Bank National Association)


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                  EXHIBIT 2.1.3

                       ACQUISITION LOAN BORROWING REQUEST

Bank of Oklahoma, National Association
P.O. Box 2300
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma  74192

(Administrative Agent for Bank of Oklahoma, National Association, Firstar Bank, N.A., Local Oklahoma Bank, N.A., and Harris Trust and Savings Bank) (collectively the "Banks")

Gentlemen:

         Pursuant to the provisions of the First Amended and Restated Credit Agreement dated as of May 31, 1999, as amended or extended from time to time (collectively the "Credit Agreement"), among HERITAGE OPERATING, L.P. ("Borrower"), Bank of Oklahoma, as Administrative Agent for the Banks (therein described and defined), and the Banks, the Borrower hereby (i) confirms and ratifies the Collateral Agent's continuing security interest in the Collateral;
(ii) applies to you for an Acquisition Loan on the Acquisition Facility in the amount of $_______ (Line 2 below); (iii) certifies that no Event of Default or Default under the Credit Agreement has occurred and is continuing as of the date hereof; (iv) represents and warrants to you that the representations, covenants and warranties set forth or referred to in the Credit Agreement are true and correct in all material respects on and as of this date unless such representation or warranty relate only to an earlier date; and (v) certifies to you the accuracy of the following information concerning the Acquisition Notes:

         1.  Existing Acquisition Loan Credit (not to exceed        $
             $50,000,000 minus outstanding Indebtedness on           ------
             the HHI Acquisition Notes)

         2.  Plus:  Acquisition Loan requested                      $
                                                                     ------

                                 OR

         3.  Less:  Additional Payment                              $
                                                                     ------

         4.  New Acquisition Note Balance
               Line 1 plus Line 2 or less Line 3, but not to
               exceed $50,000,000                                   $
                                                                     ------

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___________ day of ____________, _______.

                                      HERITAGE OPERATING, L.P.
                                      a Delaware limited Partnership

                                      By:  Heritage Holdings, Inc. a
                                           Delaware corporation, general partner


                                           By:
                                               ---------------------------------
                                                                         (Title)

                                  EXHIBIT 2.2.3

                        WORKING CAPITAL BORROWING REQUEST

Bank of Oklahoma, National Association
P.O. Box 2300
Bank of Oklahoma Tower
One Williams Center
Tulsa, Oklahoma 74192

(Administrative Agent for Bank of Oklahoma, National Association, Firstar Bank, N.A., Local Oklahoma Bank, N.A., and Harris Trust and Savings Bank) (collectively the "Banks")

Gentlemen:

         Pursuant to the provisions of the First Amended and Restated Credit Agreement dated as of May 31, 1999, as amended or extended from time to time (collectively the "Credit Agreement"), among HERITAGE OPERATING, L.P. ("Borrower"), Bank of Oklahoma, as Administrative Agent for the Banks (therein described and defined) and the Banks, the Borrower hereby (i) confirms and ratifies the Collateral Agent's continuing security interest in the Collateral;
(ii) applies to you for a Working Capital Loan on the Working Capital Facility in the amount of $_______ (Line 2 below); (iii) certifies that no Event of Default or Default under the Credit Agreement has occurred and is continuing as of the date hereof; (iv) represents and warrants to you that the representations, covenants and warranties set forth or referred to in the Credit Agreement are true and correct in all material respects on and as of this date; and (v) certifies to you the accuracy of the following information concerning the Working Capital Notes:

         1.  Existing Working Capital Facility Balance                $
             (not to exceed $50,000,000 minus outstanding              -----
             principal balance of Section 7B.2(v) Indebtedness)

         2.  Plus:  Working Capital Loan requested                    $
                                                                       -----

                                 OR

         3.  Less: Additional Payment                                 $
                                                                       -----

         4.  New Working Capital Notes Balance
                Line 1 plus Line 2 or less Line 3, but not to
                exceed $50,000,000 minus sum of (x) Letter
                of Credit Exposure plus (y) outstanding
                principal balance of Section 7B.2(v) Indebtedness     $
                                                                       -----

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this _________ day of ______________ , _______.

                                      HERITAGE OPERATING, L.P.
                                      a Delaware limited Partnership

                                      By:  Heritage Holdings, Inc. a
                                           Delaware corporation, general partner

                                           By:
                                              ----------------------------------
                                                                         (Title)

                                  EXHIBIT 2.1.4

                                 PROMISSORY NOTE
                               (ACQUISITION NOTE)

                                  EXHIBIT 2.2.4

                                 PROMISSORY NOTE
                             (WORKING CAPITAL NOTE)